Industry Concept Holdings, Inc. February 17, 2011

4363 S. Quebec Street #4207

Denver, Colorado 80237

To Whom It May Concern,

Please accept this letter, effective immediately that I am resigning from the board of directors from Industry Concept Holdings, Inc.

Sincerely,

Vincent Montenegro